EXHIBIT 99.1

For Immediate Release
DRAFT

Hasbro Reports Second Quarter 2020 Financial Results
Provides Business Update Related to COVID-19
•Second quarter 2020 revenues were $860.3 million, down 29% on a pro forma basis
◦Strong consumer demand for Hasbro products hampered by temporary store closures, product shortages in fast growing categories and lower retail inventory
◦High-single digit global point of sale growth in Q2, remains strong entering Q3 and broadening across the portfolio
◦Hasbro Gaming revenues up 11%
◦eOne entertainment revenue negatively impacted by live action production shutdowns
•Factories and warehouses now open in nearly all markets and positioned to meet full-year product demand requirements
•Digital-first orientation delivering significant revenue and point of sale ecomm growth
•Net loss of $33.9 million or $0.25 per diluted share; excluding eOne acquisition-related expenses, severance and purchased intangible amortization, adjusted net earnings were $2.7 million, or $0.02 per diluted share
•Substantial liquidity and access to cash, including quarter ending cash of $1.0 billion; operating cash flow of $258.3 million; and availability of $1.5 billion under revolving credit facility

Pawtucket, R.I., July 27, 2020 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the second quarter 2020 and provided a business update on COVID-19 related matters. Hasbro completed its acquisition of Entertainment One Ltd. (eOne) at the beginning of the first quarter 2020. 2020 results are those of the combined company, and 2019 results referenced herein reflect the pro forma combined results. See the financial tables accompanying this press release for a reconciliation of as reported to pro forma and adjusted results.

Net revenues for the second quarter 2020 were $860.3 million versus $1.2 billion pro forma revenues in 2019, a decline of 29%. Foreign exchange had a $15.8 million negative impact on second quarter 2020 revenues.

Net loss for the second quarter 2020 was $33.9 million, or $0.25 per diluted share, versus pro forma net loss of $42.6 million, or $0.31 per diluted share, in 2019. Second quarter 2020 net loss included $8.5 million after tax of acquisition-related expenses, $10.1 million after tax of severance charges associated with cost-savings initiatives within the Company's commercial and TV and Film businesses and $17.9 million after tax of purchased intangible amortization associated with the eOne acquisition. Excluding these items, adjusted net earnings for the second quarter 2020 were $2.7 million, or $0.02 per diluted share. Second quarter 2019 pro forma net loss included charges of $19.1 million after tax of purchased intangible amortization at eOne, $12.4 million after tax associated with non-GAAP adjustments at eOne and $85.9 million after tax from the settlement of Hasbro's U.S. pension plan liability. Excluding these items, adjusted pro forma net earnings for the second quarter 2019 were $74.7 million, or $0.54 per diluted share.
"The global Hasbro team is executing our playbook amidst a dynamic and challenging environment. They are doing so with creativity and agility, identifying new and efficient ways to operate, capitalizing on our investments in creating a digital-first orientation while keeping our innovation engines moving and leveraging the expertise of a management team that has led through challenges in the past," said Brian Goldner, Hasbro’s chairman and chief executive officer. "The second quarter was much as we expected: strong point of sale for Hasbro brands countered by a very challenging revenue period due to global closures in our supply chain, across retailers as well as in entertainment production. We believe the outlook improves from here. Consumers - children, families, fans and audiences - are relying on Hasbro brands and stories to connect and entertain themselves throughout this period. While the full-year COVID-19 impact geographically remains unpredictable, as stores reopen and we begin to return to production for entertainment we expect the environment to improve in the third quarter and set us up to execute a good holiday season.
"Over the next few years, we are positioned to benefit from the investments we have made in ecomm, entertainment and digital gaming," continued Goldner. "We have a strong entertainment lineup for 2021, through internally developed as well as third-party entertainment. We will also begin to see a greater benefit of synergies from the acquisition of eOne as we remain on track to deliver against our plan of $130 million in synergies by year-end 2022."

"Hasbro remains in a strong financial position, with over $1 billion in cash on our balance sheet and a $1.5 billion revolving credit facility available to us, should we need it," said Deborah Thomas, Hasbro’s chief financial officer. "Our team is executing well and we are reducing expenses, including in our commercial business where we are simplifying our go to market approach, and our TV and Film businesses where certain operations have not resumed. In some markets and channels, our customers remained closed throughout the second quarter and with certain customers cash collections have been extended. We continue to see improvement as stores reopen, and we are working closely with our customers to successfully navigate this period. Working capital needs increase in the second half of the year, with early fourth quarter the peak period and we are positioned to support our plans for a good holiday season."

COVID-19 Business Update

Demand
•Consumers continue to seek out Hasbro brands and content at high levels, resulting in strong point of sale gains, a dramatic shift to ecomm and high viewership engagement with eOne stories. Revenue from shipments to brick and mortar customers and delivery of content to meet demand will continue to be impacted by COVID-19 closures.

Second Quarter Consumer Demand Up for Hasbro Brands, Led by Games
•Global consumer point of sale increased high-single digits, including double-digit gains in the U.S., U.K., France, Italy and Australia. Led by strength in ecomm where consumers have broad access to Hasbro brands.
•Retail inventories declined reflecting the shift to ecomm, temporary store closures and retailers' management of inventory and cash levels.
•Hasbro's Gaming revenues grew 11% and gaming point of sale was up globally over 50% (Note: Point of sale does not include Wizards of the Coast brands). JENGA, CONNECT 4, BATTLESHIP, MOUSETRAP and TWISTER were among the top revenue increases in the quarter. Supply chain disruption led to in stock levels below normal thresholds and limited shipments in the quarter.
•Shipments and point of sale remained strong for Hasbro's products for Disney's Frozen 2 and Lucasfilm's Star Wars.
•Several other brands, including PLAY-DOH and NERF, had positive point of sale for the quarter.
•MAGIC: THE GATHERING revenues declined as expected in the quarter, reflecting a difficult comparison with a major release in the second quarter of 2019 and the previously disclosed accelerated shipments into Q1 2020 to minimize disruption from COVID-19. Digital revenues for MAGIC: THE GATHERING, including Arena, increased slightly in the quarter. Strong analog and digital releases are expected to support the brand in the second half of 2020.

Leveraging Digital-First Orientation
•Hasbro successfully executed amidst a rapid shift to ecomm, with nearly 30% of global toy and game revenues being transacted online in the second quarter.
•Retailers and regions with developed ecomm businesses were better able to meet consumer demand, while retailers and countries which rely on physical stores, such as toy specialty retail and in Latin America, experienced greater difficulties.
•As stores began to reopen late in the second quarter, shipments and point of sale improved. A trend which has continued into July.
•Latin America revenues and point of sale declined in the second quarter and is expected to be remain challenged in the second half of the year given the low penetration of ecomm and the impact of COVID-19 on its markets and economies and high levels of retail inventory to start the year.

Entertainment Release Schedule Shifting; High Viewer Engagement
•Viewership and demand for content were high in the second quarter.
•Live action production in the TV and Film space was shutdown throughout the second quarter, delaying the completion and delivery of productions and timing of revenues to both later in 2020 and into 2021.
•Live action TV and Film production is returning gradually, beginning this quarter. This varies by location and certain projects will resume sooner than others.
•Animation production has continued, including for PEPPA PIG, PJ MASKS and the 2021 MY LITTLE PONY animated feature film.
•The team is supporting a robust 2021 entertainment slate for eOne productions and from our Partner Brands.

Supply Chain
•Nearly all of Hasbro's partner factories and warehouses are currently open and operating.
•China: Third-party factories in China represent approximately 55% of the Company's manufacturing production. These factories have been operating at normal levels since early in the second quarter, are caught up on missed production and are picking up capacity from other locations closed during the second quarter.
•Outside of China: From mid-March to mid-May, manufacturing production outside of China, namely in the U.S., Ireland and India, was shutdown. These locations are operating and anticipate catching up on missed production by the latter part of the third quarter 2020, assuming no major future shutdowns in production. India production is continuing but there have been further lockdowns within the country in recent weeks.

Liquidity
•Hasbro ended the second quarter with $1.0 billion in cash.
•The Company's $1.5 billion revolving credit facility is also available.
•The Company remains well within its financial covenants for its $1 billion term loan and revolving credit facility.
•The next major debt maturity is $300 million in May 2021.
•The Board remains committed to the dividend. Hasbro paid $93.1 million in cash dividends to shareholders during the second quarter 2020. The next quarterly cash dividend payment of $0.68 per common share is scheduled for August 17, 2020 to shareholders of record at the close of business on August 3, 2020.
•The Company had previously suspended its share repurchase program as it prioritizes deleveraging.
•Walmart, Target and Amazon were the Company's largest customers in the second quarter.
•Hasbro remains very focused on managing credit risk of its customers.
•The Company has reduced expenses and taken steps to preserve cash, including managing variable costs and rightsizing the organization.
•Given the timing of when content production is expected to resume, the Company now expects 2020 content production cash spend to be in the range of approximately $450-$550 million. The Company spent $220.4 million on content production in the first half 2020.
.
Community
•Our global teams are focused on supporting our people, health and safety workplace protocols and supporting work-at-home arrangements.
•Our focus on our purpose to make the world a better place for all children and all families has never been more important. Hasbro has continued to support global philanthropic initiatives that bring relief to children and their families worldwide during this crisis by providing meals as well as learning resources to those most in need. We’ve also donated thousands of toys and games to children around the globe during the pandemic. We remain deeply committed to using our brands, our resources and our expertise to help make a difference in our local communities and around the world.
•During the past several months, the teams have successfully executed global events virtually and redeveloped innovation processes for executing in a virtual world. There has been significant progress in the integration of Hasbro and eOne, including integration the licensed consumer products and entertainment teams.

•The team is managing the business to navigate through this difficult environment and remain nimble as the impacts of the pandemic remain. This includes simplifying our organization and reducing costs in areas of the business that are shutdown.

Second Quarter 2020 Major Segment and Brand Performance

Major Segments	Net Revenues			Operating Profit (Loss)
	($ Millions)			($ Millions)
		Pro Forma			Pro Forma
	Q2 2020	Q2 2019	% Change	Q2 2020	Q2 2019	% Change
U.S. and Canada	$359.7	$510.5	-30%	$24.3	$106.6	-77%
International	$249.8	$377.4	-34%	$(24.9)	$14.6	>-100%
Entertainment, Licensing and Digital	$89.8	$96.5	-7%	$27.8	$7.9	>100%
eOne[1]	$160.9	$231.1	-30%	$(6.0)	$(27.6)	78%

Brand Portfolio	Net Revenues ($ Millions)
		Pro Forma
	Q2 2020	Q2 2019	% Change
Franchise Brands	$376.8	$576.7	-35%
Partner Brands	$138.2	$213.4	-35%
Hasbro Gaming[2]	$137.0	$123.4	11%
Emerging Brands[3]	$76.0	$106.6	-29%
TV/Film/Entertainment[4]	$132.2	$195.4	-32%

1Both periods above are as reported, with 2019 including the pro forma results from eOne. eOne incurred certain Non-GAAP adjustments in both periods, which are discussed below. A reconciliation is included the attached schedule under the heading “Reconciliation of As Reported to Pro Forma Adjusted Operating Results.”

2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $319.0 million and $659.5 million for the quarter and six months ended June 28, 2020, respectively, down 19% and up 4%, respectively, from revenues of $393.4 million and $636.8 million for the quarter and six months ended June 30, 2019, respectively. Hasbro believes its gaming portfolio is a competitive differentiator and views it in its entirety.

3Emerging Brands portfolio includes revenues from eOne brands PEPPA PIG, PJ MASKS and RICKY ZOOM as of first quarter 2020. For comparability, Q2 2019 includes the pro forma revenues for those brands, which amounted to $35.7 million.

4TV/Film/Entertainment represents the remaining eOne revenues. For comparability, Q2 2019 includes the pro forma revenues.

•U.S. and Canada segment revenue and operating profit declined due to temporary store closures, product shortages and lower retail inventories as a result of COVID-19. Both pure play and omni-channel ecomm retail grew rapidly. Operating profit declined as a result of lower revenues, including lower MAGIC: THE GATHERING revenues, partially offset by lower expenses.
•International segment revenues and operating profit declined. Revenues declined in the European, Asia Pacific and Latin American regions, with the Latin American decline the most meaningful. Similar to the U.S. and Canada segment, temporary store closures, product shortages and lower retail inventories impacted shipments in the quarter. The

International segment reported an operating loss versus operating profit last year as a result of the lower revenues partially offset by lower expenses.
•Entertainment, Licensing and Digital segment revenues declined on lower consumer products revenues and lower digital gaming revenues from the closure of Backflip Studios in late 2019. Operating profit increased due to lower program production expense as well as lower advertising and development expenses due to the closure of Backflip Studios.
•eOne pro forma revenues declined in the quarter. Within TV and Film, COVID-19 shut down live action productions and theaters globally. There is high demand and engagement in stories and content and the development slate is strong, currently with over 100 active development projects in television and over 60 projects in the film pipeline, including projects around more than 30 Hasbro IPs. Within television, produced/acquired content half hours increased, driven by unscripted programming. Within film, box office revenues were not meaningful given theater closures. An active development pipeline is further supported by a successful virtual Cannes film festival. In music, revenue was negatively impacted by the loss of live events and associated artist promotions, as well as lower royalties from licensed and publishing music rights. Engagement in animated content for PEPPA PIG and PJ MASKS is extremely strong, but revenues declined on lower consumer products sales and lower advertising from the YouTube platform. Animation work has continued including for the 2021 MY LITTLE PONY feature film and development continues on a number of new properties with greenlights for new shows expected in the coming months.

Second quarter 2020 operating loss includes $22.6 million of purchased intangible amortization associated with the fair value of acquired intangible assets. Second quarter 2019 pro forma operating profit includes prior restructuring and other costs of $16.0 million and purchased intangible amortization of $24.6 million. Adjusted pro forma operating profit increased due to lower program production amortization, royalties and advertising expense.

Conference Call Webcast
Hasbro will webcast its second quarter 2020 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to Creating the World's Best Play and Entertainment Experiences. From toys, games and consumer products to television, movies, digital gaming, live action, music, and virtual reality experiences, Hasbro connects to global audiences by bringing to life great innovations, stories and brands across established and inventive platforms. Hasbro’s iconic brands include NERF, MAGIC: THE GATHERING, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. Through its global entertainment studio, eOne, Hasbro is building its brands globally through great storytelling and content on all screens. Hasbro is committed to making the world a better place for all children and all families through corporate social responsibility and philanthropy. Hasbro ranked among the 2020 100 Best Corporate Citizens by 3BL Media and has been named one of the World’s Most Ethical Companies® by Ethisphere Institute for the past nine years. We routinely share important business and brand updates on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter and Instagram.)

© 2020 Hasbro, Inc. All Rights Reserved.

Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: the impact of, and actions and initiatives taken and planned to be taken to, try and manage the negative impact of the global coronavirus outbreak on our business, including on the negative impact on supply of products and production of entertainment content, demand for our products and entertainment, our liquidity and our community; the expected adequacy of supply and operation of our manufacturing facilities; our outlook on and the ability to achieve our financial and business goals; expected benefits of our investments in ecommerce, entertainment and digital gaming; expected synergies by 2022 in connection with our acquisition of eOne; and our working capital and liquidity. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. For example, the global coronavirus outbreak has resulted, and may continue to result, in significant disruptions in the markets in which we and our employees, consumers, customers, licensors, licensees, partners, suppliers and manufacturers operate. We have experienced, and expect to continue to experience, disruptions in supply of products and production of entertainment content, negative impact on sales due to changes in consumer purchasing behavior and availability of product to consumers, including due to retail store closures or limited re-openings and limitations on the capacity of e-commerce, such as in Latin America; delays or postponements of productions and releases of entertainment content both internally and by our partners; and challenges of working remotely. Our efforts to develop and execute plans to help mitigate the negative impact of the coronavirus to our business will not prevent our business from being adversely affected. The longer the outbreak continues, or continues to surge or reemerge in markets in which we operate, the more negative the impact will be on our business, revenues, earnings and liquidity, and the more limited our ability will be to try and make up for delayed or lost product development, production and sales. Other factors that might cause such a difference include, but are not limited to:
•our ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective and profitable basis;
•rapidly changing consumer interests in the types of products and entertainment we offer;
•the challenge of developing and offering products and storytelling experiences that are sought after by children, families and audiences given increasing technology and entertainment offerings available;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventories policies and practices of our customers;
•our ability to develop new and expanded areas of our business, such as through eOne, Wizards of the Coast, and our other entertainment, digital gaming and esports initiatives;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•our ability to successfully implement actions to lessen the impact of potential and enacted tariffs imposed on our products, including any changes to our supply chain, inventory management, sales policies or pricing of our products;
•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, suppliers and manufacturers operate, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one of our significant retailers, such as the bankruptcy of Toys“R”Us in the United States and Canada;
•the bankruptcy or other lack of success of one or more of our licensees and other business partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to attract and retain talented employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue efficiency enhancing initiatives including initiatives to integrate eOne into our business;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the impairment and/or write-offs of acquired products and films and television programs we acquire and produce;
•risks relating to investments and acquisitions, such as our acquisition of eOne, which risks include: integration difficulties; inability to retain key personnel; diversion of management time and resources; failure to achieve anticipated benefits or synergies of acquisitions or investments; and risks relating to the additional indebtedness incurred in connection with a transaction;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.
The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted earnings per diluted share, which exclude, where applicable, the 2020 impact of eOne acquisition-related expenses, purchased intangible amortization and other severance costs. For 2019, Pro Forma Adjusted operating profit, Pro Forma Adjusted net earnings and Pro Forma Adjusted earnings per diluted share exclude the impact of charges associated with the settlement of the Company’s U.S. pension plan, purchased intangible amortization and certain charges incurred by eOne related to prior restructuring programs and acquisition-related charges. Also included in the financial tables are the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of the charges/gains noted above. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted earnings per diluted share and Adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investor Contact: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Press Contact: Julie Duffy | Hasbro, Inc. | (401) 727-5931 | julie.duffy@hasbro.com
# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands of Dollars)

	June 28, 2020	June 30, 2019
ASSETS
Cash and Cash Equivalents	$1,038,016	$1,151,042
Accounts Receivable, Net	911,320	805,288
Inventories	564,168	564,769
Prepaid Expenses and Other Current Assets	672,163	308,996
Total Current Assets	3,185,667	2,830,095
Property, Plant and Equipment, Net	482,215	387,372
Goodwill	3,666,045	485,765
Other Intangible Assets, Net	1,559,050	670,214
Other Assets	1,329,073	665,164
Total Assets	$10,222,050	$5,038,610

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$6,419	$12,787
Current Portion of Long-term Debt	378,558	—
Accounts Payable and Accrued Liabilities	1,596,588	1,059,909
Total Current Liabilities	1,981,565	1,072,696
Long-term Debt	4,802,509	1,695,833
Other Liabilities	771,692	554,212
Total Liabilities	7,555,766	3,322,741
Redeemable Noncontrolling Interests	24,133	—
Total Shareholders' Equity	2,642,151	1,715,869
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,222,050	$5,038,610

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands of Dollars and Shares, Except Per Share Data)

	Quarter Ended				Six Months Ended
	June 28, 2020	% Net Revenues	June 30, 2019	% Net Revenues	June 28, 2020	% Net Revenues	June 30, 2019	% Net Revenues
Net Revenues	$860,279	100.0%	$984,537	100.0%	$1,965,849	100.0%	$1,717,047	100.0%
Costs and Expenses:
Cost of Sales	253,245	29.4%	343,694	34.9%	515,939	26.2%	603,681	35.2%
Program Production Cost Amortization	50,675	5.9%	23,502	2.4%	182,821	9.3%	30,077	1.8%
Royalties	97,337	11.3%	71,061	7.2%	210,159	10.7%	130,949	7.6%
Product Development	58,325	6.8%	65,632	6.7%	112,154	5.7%	121,892	7.1%
Advertising	72,366	8.4%	92,799	9.4%	174,007	8.9%	169,403	9.9%
Amortization of Intangibles	34,702	4.0%	11,815	1.2%	71,513	3.6%	23,631	1.4%
Selling, Distribution and Administration	281,192	32.7%	247,701	25.2%	560,320	28.5%	472,954	27.5%
Acquisition-Related Expenses	10,262	1.2%	—	0.0%	160,044	8.1%	—	0.0%
Operating Profit (Loss)	2,175	0.3%	128,333	13.0%	(21,108)	-1.1%	164,460	9.6%
Interest Expense	49,577	5.8%	22,018	2.2%	104,302	5.3%	44,332	2.6%
Other (Income) Expense, Net	(3,674)	-0.4%	100,207	10.2%	(9,800)	-0.5%	84,425	4.9%
(Loss) Earnings before Income Taxes	(43,728)	-5.1%	6,108	0.6%	(115,610)	-5.9%	35,703	2.1%
Income Tax Benefit	(10,830)	-1.3%	(7,325)	-0.7%	(14,902)	-0.8%	(4,457)	-0.3%
Net (Loss) Earnings	(32,898)	-3.8%	13,433	1.4%	(100,708)	-5.1%	40,160	2.3%
Net Earnings Attributable to Noncontrolling Interests	1,017	0.1%	—	0.0%	2,844	0.1%	—	0.0%
Net (Loss) Earnings Attributable to Hasbro, Inc.	$(33,915)	-3.9%	$13,433	1.4%	$(103,552)	-5.3%	$40,160	2.3%

Per Common Share
Net (Loss) Earnings
Basic	$(0.25)		$0.11		$(0.75)		$0.32
Diluted	$(0.25)		$0.11		$(0.75)		$0.32

Cash Dividends Declared	$0.68		$0.68		$1.36		$1.36

Weighted Average Number of Shares
Basic	137,238		126,329		137,193		126,308
Diluted	137,238		126,847		137,193		126,831

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)

	Six Months Ended
	June 28, 2020	June 30, 2019
Cash Flows from Operating Activities:
Net (Loss) Earnings	$(100,708)	$40,160
Non-Cash Pension Charge	—	110,777
Other Non-Cash Adjustments	366,850	108,533
Changes in Operating Assets and Liabilities	(7,803)	76,806
Net Cash Provided by Operating Activities	258,339	336,276

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(64,009)	(58,195)
Acquisition, Net of Cash Acquired	(4,403,929)	—
Other	13,152	(2,281)
Net Cash Utilized by Investing Activities	(4,454,786)	(60,476)

Cash Flows from Financing Activities:
Proceeds from Long-term Debt	1,023,453	—
Repayments of Long-term Debt	(98,193)	—
Net (Repayments of) Proceeds from Short-term Borrowings	(4,480)	3,095
Purchases of Common Stock	—	(58,633)
Stock-Based Compensation Transactions	1,830	25,779
Dividends Paid	(186,243)	(164,908)
Employee Taxes Paid for Shares Withheld	(5,669)	(11,889)
Redemption of Equity Instruments	(47,399)	—
Deferred Acquisition Payments	—	(100,000)
Other	(4,835)	—
Net Cash Provided (Utilized) by Financing Activities	678,464	(306,556)

Effect of Exchange Rate Changes on Cash	(24,370)	(573)

Cash and Cash Equivalents at Beginning of Year	4,580,369	1,182,371

Cash and Cash Equivalents at End of Period	$1,038,016	$1,151,042

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
PRO FORMA SEGMENT RESULTS
(Unaudited)
(Thousands of Dollars)

For comparability, the quarter and six months ended June 30, 2019 include the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma adjustments.

	Quarter Ended			Six Months Ended
	June 28, 2020	Pro Forma June 30, 2019	% Change	June 28, 2020	Pro Forma June 30, 2019	% Change
Segment Results

U.S. and Canada Segment:
External Net Revenues	$359,720	$510,529	-30%	$788,367	$868,380	-9%
Operating Profit	24,271	106,577	-77%	96,051	120,109	-20%
Operating Margin	6.7%	20.9%		12.2%	13.8%

International Segment (1):
External Net Revenues	249,812	377,438	-34%	500,215	660,087	-24%
Operating (Loss) Profit	(24,900)	14,583	>-100%	(51,591)	(15,828)	>-100%
Operating Margin	-10.0%	3.9%		-10.3%	-2.4%

Entertainment, Licensing and Digital Segment:
External Net Revenues	89,825	96,506	-7%	173,852	188,500	-8%
Operating Profit	27,793	7,936	>100%	32,967	37,956	-13%
Operating Margin	30.9%	8.2%		19.0%	20.1%

eOne Segment (2):
External Net Revenues	160,922	231,091	-30%	503,415	697,303	-28%
Operating (Loss) Profit	(5,967)	(27,612)	78%	(39,048)	75,555	>-100%
Operating Margin	-3.7%	-11.9%		-7.8%	10.8%

(1) International Segment Net Revenues by Major Geographic Region
Europe	$157,672	$201,072	-22%	$319,921	$354,451	-10%
Latin America	32,488	90,342	-64%	66,409	153,119	-57%
Asia Pacific	59,652	86,024	-31%	113,885	152,517	-25%
Total	$249,812	$377,438		$500,215	$660,087

	Quarter Ended			Six Months Ended
	June 28, 2020	Pro Forma June 30, 2019	% Change	June 28, 2020	Pro Forma June 30, 2019	% Change
(2) eOne Segment Net Revenues by Category
Film and TV	$106,018	$160,270	-34%	$365,545	$547,881	-33%
Family Brands	29,020	41,228	-30%	79,817	97,840	-18%
Music and Other	25,884	29,593	-13%	58,053	51,582	13%
Total	$160,922	$231,091		$503,415	$697,303

Net Revenues by Brand Portfolio
Franchise Brands	$376,826	$576,715	-35%	$773,323	$970,289	-20%
Partner Brands	138,227	213,448	-35%	320,558	385,437	-17%
Hasbro Gaming (3)	137,031	123,420	11%	277,115	230,985	20%
Emerging Brands (4)	75,991	106,647	-29%	170,136	222,782	-24%
TV/Film/Entertainment (5)	132,204	195,398	-32%	424,717	604,857	-30%
Total	$860,279	$1,215,628		$1,965,849	$2,414,350

(3) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $319,017 and $659,497 for the quarter and six months ended June 28, 2020, respectively, down 19% and up 4%, respectively, from revenues of $393,367 and $636,758 for the quarter and six months ended June 30, 2019, respectively.
(4) Emerging Brands includes the preschool brands, PEPPA PIG, PJ MASKS and RICKY ZOOM, acquired as part of the eOne Acquisition. For comparability, the quarter and six months ended June 30, 2019 includes the pro forma net revenues for those brands, which amounted to $35,693 and $92,446, respectively.
(5) TV/Film/Entertainment includes all other brands not detailed in (4) above acquired as part of the eOne Acquisition. For comparability, the quarter and six months ended June 30, 2019 includes the pro forma net revenues of $195,398 and $604,857, respectively.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF AS REPORTED TO PRO FORMA ADJUSTED OPERATING RESULTS
(Unaudited)
(Thousands of Dollars)

For comparability, the quarter and six months ended June 30, 2019 include the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma and non-GAAP adjustments.

Non-GAAP Adjustments Impacting Operating Profit (Loss)

	Quarter Ended
	June 28, 2020		Pro Forma June 30, 2019
	Pre-tax Adjustments	Post-tax Adjustments	Pre-tax Adjustments	Post-tax Adjustments
Acquisition-Related Expenses (1)	$10,262	$8,514	$—	$—
Severance (2)	11,554	10,125	—	—
Acquired Intangible Amortization (3)	22,592	17,949	24,597	19,063
Pro Forma eOne Adjustments	—	—	16,037	12,429
Total	$44,408	$36,588	$40,634	$31,492

	Six Months Ended
	June 28, 2020		Pro Forma June 30, 2019
	Pre-tax Adjustments	Post-tax Adjustments	Pre-tax Adjustments	Post-tax Adjustments
Acquisition-Related Expenses (1)	$160,044	$135,965	$—	$—
Severance (2)	11,554	10,125	—	—
Acquired Intangible Amortization (3)	47,620	37,834	49,194	38,125
Pro Forma eOne Adjustments	—	—	28,041	21,732
Total	$219,218	$183,924	$77,235	$59,857

(1) In association with the Company's acquisition of eOne, the Company incurred related expenses of $10,262 and $160,044, respectively, in the quarter and six months ended June 28, 2020, comprised of the following:

(i) Acquisition and integration costs of $3,966 and $99,684, respectively, for the quarter and six months ended June 28, 2020, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, as well as integration costs; and

(ii) Restructuring and related costs of $6,296 and $60,360, respectively, for the quarter and six months ended June 28, 2020, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets.

(2) In the second quarter of 2020, the Company incurred $11,554 of severance charges, associated with cost-savings initiatives within the Company's commercial and Film and TV businesses. These charges were included in Corporate and Eliminations.

(3) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne Acquisition.

Reconciliation of Operating Profit (Loss) Results

	Quarter Ended June 28, 2020			Pro Forma Quarter Ended June 30, 2019
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Adjusted Company Results
External Net Revenues	$860,279	$—	$860,279	$1,215,628	$—	$1,215,628	-29%
Operating Profit	2,175	44,408	46,583	100,721	40,634	141,355	-67%
Operating Margin	0.3%	5.2%	5.4%	8.3%	3.3%	11.6%

Adjusted Segment Results
U.S. and Canada Segment:
External Net Revenues	$359,720	$—	$359,720	$510,529	$—	$510,529	-30%
Operating Profit	24,271	—	24,271	106,577	—	106,577	-77%
Operating Margin	6.7%	—	6.7%	20.9%	—	20.9%

International Segment:
External Net Revenues	249,812	—	249,812	377,438	—	377,438	-34%
Operating (Loss) Profit	(24,900)	—	(24,900)	14,583	—	14,583	>-100%
Operating Margin	-10.0%	—	-10.0%	3.9%	—	3.9%

Entertainment, Licensing and Digital Segment:
External Net Revenues	89,825	—	89,825	96,506	—	96,506	-7%
Operating Profit	27,793	—	27,793	7,936	—	7,936	>100%
Operating Margin	30.9%	—	30.9%	8.2%	—	8.2%

eOne Segment:
External Net Revenues	160,922	—	160,922	231,091	—	231,091	-30%
Operating (Loss) Profit	(5,967)	22,592	16,625	(27,612)	40,634	13,022	28%
Operating Margin	-3.7%	14.0%	10.3%	-11.9%	17.6%	5.6%

Corporate and Eliminations:
The Corporate and Eliminations segment included non-GAAP adjustments of $21,816 for the quarter ended June 28, 2020, consisting of eOne acquisition-related expenses and other severance expenses.

	Six Months Ended June 28, 2020			Pro Forma Six Months Ended June 30, 2019
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Adjusted Company Results
External Net Revenues	$1,965,849	$—	$1,965,849	$2,414,350	$—	$2,414,350	-19%
Operating (Loss) Profit	(21,108)	219,218	198,110	240,015	77,235	317,250	-38%
Operating Margin	-1.1%	11.2%	10.1%	9.9%	3.2%	13.1%

Adjusted Segment Results
U.S. and Canada Segment:
External Net Revenues	$788,367	$—	$788,367	$868,380	$—	$868,380	-9%
Operating Profit	96,051	—	96,051	120,109	—	120,109	-20%
Operating Margin	12.2%	—	12.2%	13.8%	—	13.8%

International Segment:
External Net Revenues	500,215	—	500,215	660,087	—	660,087	-24%
Operating Loss	(51,591)	—	(51,591)	(15,828)	—	(15,828)	>-100%
Operating Margin	-10.3%	—	-10.3%	-2.4%	—	-2.4%

Entertainment, Licensing and Digital Segment:
External Net Revenues	173,852	—	173,852	188,500	—	188,500	-8%
Operating Profit	32,967	20,831	53,798	37,956	—	37,956	42%
Operating Margin	19.0%	12.0%	30.9%	20.1%	—	20.1%

eOne Segment:
External Net Revenues	503,415	—	503,415	697,303	—	697,303	-28%
Operating (Loss) Profit	(39,048)	125,349	86,301	75,555	77,235	152,790	-44%
Operating Margin	-7.8%	24.9%	17.1%	10.8%	11.1%	21.9%

Corporate and Eliminations:
The Corporate and Eliminations segment included non-GAAP adjustments of $73,038 for the six months ended June 28, 2020, consisting of eOne acquisition-related expenses and other severance expenses.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF 2019 AS REPORTED TO PRO FORMA RESULTS
(Unaudited)
(Thousands of Dollars)

Pro forma results were prepared by combining the results of Hasbro and eOne for the quarter and six months ended June 30, 2019, after giving effect to the eOne Acquisition as if it had been consummated on December 31, 2018.

These pro forma results do not represent financial results that would have been realized had the acquisition actually occurred on December 31, 2018, nor are they intended to be a projection of future results. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the acquisition.

	Quarter Ended June 30, 2019
	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (1)	Pro Forma Combined
Net Revenues	$984,537	$231,091	$—	$1,215,628

Operating Profit (Loss)	$128,333	$(19,040)	$(8,572)	$100,721
Non-GAAP Adjustments	—	32,062	8,572	40,634
Adjusted Operating Profit *	$128,333	$13,022	$—	$141,355

* Reconciliation to Pro Forma Adjusted results is as follows:
Net Earnings (Loss)	$13,433	$(49,532)	$(6,522)	$(42,621)
Interest Expense	22,018	12,208	19,106	53,332
Other Expense (Income), Net	100,207	21,236	(19,812)	101,631
Income Tax Benefit	(7,325)	(3,354)	(1,344)	(12,023)
Net Earnings Attributable to Noncontrolling Interests	—	402	—	402
Operating Profit (Loss)	128,333	(19,040)	(8,572)	100,721

Non-GAAP Adjustments
eOne:
Restructuring and Related Charges	—	7,373	—	7,373
Acquisition Costs - eOne Deals	—	8,664	—	8,664
Acquired Intangible Amortization	—	16,025	8,572	24,597
	—	32,062	8,572	40,634

Adjusted Operating Profit	$128,333	$13,022	$—	$141,355

(1) The pro forma results include certain pro forma adjustments to net earnings that were directly attributable to the acquisition, as if the acquisition had occurred on December 31, 2018, including the following:
•additional amortization expense of $8,572 that would have been recognized as a result of the allocation of purchase consideration to definite-lived intangible assets subject to amortization;
•estimated differences in interest expense of $19,106 as a result of incurring new debt and extinguishing historical eOne debt;
•reduction in other expense of $19,812 related to premiums paid by eOne in connection with the early redemption of its senior secured notes, and the related write-off of unamortized deferred finance charges associated with the senior secured notes; and
•the income tax effect of the pro forma adjustments in the amount of $1,344, calculated using a blended statutory income tax rate of 22.5% for the eOne adjustments and 21% for the Hasbro interest adjustments.

	Six Months Ended June 30, 2019
	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (2)	Pro Forma Combined
Net Revenues	$1,717,047	$697,303	$—	$2,414,350

Operating Profit	$164,460	$96,607	$(21,052)	$240,015
Non-GAAP Adjustments	—	56,183	21,052	77,235
Adjusted Operating Profit *	$164,460	$152,790	$—	$317,250

* Reconciliation to Pro Forma Adjusted results is as follows:
Net Earnings (Loss)	$40,160	$25,174	$(31,427)	$33,907
Interest Expense	44,332	24,771	38,211	107,314
Other Expense (Income), Net	84,425	25,792	(19,812)	90,405
Income Tax (Benefit) Expense	(4,457)	18,278	(8,024)	5,797
Net Earnings Attributable to Noncontrolling Interests	—	2,592	—	2,592
Operating Profit (Loss)	164,460	96,607	(21,052)	240,015

Non-GAAP Adjustments
eOne:
Restructuring and Related Charges	—	18,648	—	18,648
Acquisition Costs - eOne Deals	—	9,393	—	9,393
Acquired Intangible Amortization	—	28,142	21,052	49,194
	—	56,183	21,052	77,235

Adjusted Operating Profit	$164,460	$152,790	$—	$317,250

(2) The pro forma results include certain pro forma adjustments to net earnings that were directly attributable to the acquisition, as if the acquisition had occurred on December 31, 2018, including the following:
•additional amortization expense of $21,052 that would have been recognized as a result of the allocation of purchase consideration to definite-lived intangible assets subject to amortization;
•estimated differences in interest expense of $38,211 as a result of incurring new debt and extinguishing historical eOne debt;
•reduction in other expense of $19,812 related to premiums paid by eOne in connection with the early redemption of its senior secured notes, and the related write-off of unamortized deferred finance charges associated with the senior secured notes; and
•the income tax effect of the pro forma adjustments in the amount of $8,024, calculated using a blended statutory income tax rate of 22.5% for the eOne adjustments and 21% for the Hasbro interest adjustments.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Thousands of Dollars and Shares, Except Per Share Data)

For comparability, the quarter and six months ended June 30, 2019 includes the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma and non-GAAP adjustments.

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	June 28, 2020	Diluted Per Share Amount	Pro Forma June 30, 2019	Pro Forma Diluted Per Share Amount (1)
Net Loss Attributable to Hasbro, Inc.	$(33,915)	$(0.25)	$(42,621)	$(0.31)
Acquisition-Related Expenses	8,514	0.06	—	—
Severance	10,125	0.07	—	—
Acquired Intangible Amortization	17,949	0.13	19,063	0.14
Pro Forma eOne Adjustments	—	—	12,429	0.09
Pension (2)	—	—	85,852	0.62
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$2,673	$0.02	$74,723	$0.54

	Six Months Ended
(all adjustments reported after-tax)	June 28, 2020	Diluted Per Share Amount	Pro Forma June 30, 2019	Pro Forma Diluted Per Share Amount (1)
Net (Loss) Earnings Attributable to Hasbro, Inc.	$(103,552)	$(0.75)	$33,907	$0.25
Acquisition-Related Expenses	135,965	0.99	—	—
Severance	10,125	0.07	—	—
Acquired Intangible Amortization	37,834	0.28	38,125	0.28
Pro Forma eOne Adjustments	—	—	21,732	0.16
Pension (2)	—	—	85,852	0.62
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$80,372	$0.59	$179,616	$1.31

(1) 2019 Pro Forma Diluted Per Share Amount is calculated using weighted average shares outstanding of 137,586 for the quarter and six months ended June 30, 2019, which includes the pro forma impact of issuing shares associated with the financing of the eOne Acquisition.

(2) In the second quarter of 2019, the Company recognized a non-cash charge of $110,777 ($85,852 after-tax) related to the settlement of its U.S. defined benefit pension plan.

Reconciliation of EBITDA
	Quarter Ended	Quarter Ended June 30, 2019
	June 28, 2020	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (3)	Pro Forma Combined
Net (Loss) Earnings Attributable to Hasbro, Inc.	$(33,915)	$13,433	$(49,532)	$(6,522)	$(42,621)
Interest Expense	49,577	22,018	12,208	19,106	53,332
Income Tax Benefit	(10,830)	(7,325)	(3,354)	(1,344)	(12,023)
Net Earnings Attributable to Noncontrolling Interests	1,017	—	402	—	402
Depreciation	32,921	35,380	1,247	—	36,627
Amortization of Intangibles	34,702	11,815	16,025	8,572	36,412
EBITDA	$73,472	$75,321	$(23,004)	$19,812	$72,129
Non-GAAP Adjustments (see above)	21,816	110,777	35,849	(19,812)	126,814
Adjusted EBITDA	$95,288	$186,098	$12,845	$—	$198,943

	Six Months Ended	Six Months Ended June 30, 2019
	June 28, 2020	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (3)	Pro Forma Combined
Net (Loss) Earnings Attributable to Hasbro, Inc.	$(103,552)	$40,160	$25,174	$(31,427)	$33,907
Interest Expense	104,302	44,332	24,771	38,211	107,314
Income Tax (Benefit) Expense	(14,902)	(4,457)	18,278	(8,024)	5,797
Net Earnings Attributable to Noncontrolling Interests	2,844	—	2,592	—	2,592
Depreciation	56,587	62,408	3,103	—	65,511
Amortization of Intangibles	71,513	23,631	28,142	21,052	72,825
EBITDA	$116,792	$166,074	$102,060	$19,812	$287,946
Non-GAAP Adjustments (see above)	171,598	110,777	47,853	(19,812)	138,818
Adjusted EBITDA	$288,390	$276,851	$149,913	$—	$426,764

(3) Pro Forma Adjustments include debt refinancing costs of $19,812, which are excluded from pro forma results, and also shown as a Non-GAAP Adjustment in the reported eOne financial statements. The net impact to Pro Forma Adjusted EBITDA is zero.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
eOne - FY2019 RESULTS OF OPERATIONS (REPORTED UNDER U.S. GAAP)
(Unaudited)
(Thousands of Dollars)

	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Net Revenues (1)	$466,212	$231,091	$283,310	$235,160	$1,215,773
Costs and Expenses:
Cost of Sales	14,141	17,053	11,497	24,878	67,569
Program Production Cost Amortization	160,857	64,527	92,662	90,414	408,460
Royalties	81,147	55,865	49,533	39,659	226,204
Advertising	21,173	32,870	30,593	37,241	121,877
Amortization of Intangibles	12,117	16,025	14,871	16,552	59,565
Selling, Distribution and Administration	61,130	63,791	61,860	92,996	279,777
Operating Profit (Loss)	115,647	(19,040)	22,294	(66,580)	52,321
Interest Expense	12,563	12,208	10,302	10,772	45,845
Other Expense (Income), Net	4,556	21,236	2,687	(759)	27,720
Earnings (Loss) before Income Taxes	98,528	(52,484)	9,305	(76,593)	(21,244)
Income Tax Expense (Benefit)	21,632	(3,354)	4,025	(26,815)	(4,512)
Net Earnings (Loss)	76,896	(49,130)	5,280	(49,778)	(16,732)
Net Income Attributable to Noncontrolling Interests	2,190	402	2,322	488	5,402
Net Earnings (Loss) Attributable to eOne	$74,706	$(49,532)	$2,958	$(50,266)	$(22,134)

The eOne financial results above include certain charges that would have been excluded to calculate Adjusted results, as historically  reported by eOne. Those charges are outlined below for each quarter in fiscal year 2019.

Non-GAAP Adjustments
	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Restructuring and Related Charges	$11,275	$7,373	$3,234	$11,526	$33,408
Acquisition Costs - eOne Deals	729	8,664	1,324	458	11,175
Hasbro Transaction Costs	—	—	3,244	3,245	6,489
Selling, Distribution and Administration	12,004	16,037	7,802	15,229	51,072

Debt Refinancing Costs	—	19,812	—		19,812
Other Expense (Income), Net	—	19,812	—	—	19,812

Total	$12,004	$35,849	$7,802	$15,229	$70,884

(1) eOne Net Revenues by category are as follows:
	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Film and TV	$387,611	$160,270	$199,949	$140,581	$888,411
Family Brands	56,612	41,228	53,828	58,677	210,345
Music and Other	21,989	29,593	29,533	35,902	117,017
Total	$466,212	$231,091	$283,310	$235,160	$1,215,773

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
FY2019 PRO FORMA AND AS REPORTED NET REVENUES BY BRAND PORTFOLIO
(Unaudited)
(Thousands of Dollars)

The following unaudited quarterly pro forma brand portfolio net revenue information presents the combination of the historical quarterly brand portfolio revenue of Hasbro and eOne for FY2019 and is intended to provide information about how the eOne acquisition might have affected the Company’s historical quarterly revenue. Hasbro’s standalone, as reported quarterly brand portfolio net revenue for FY2019 is also presented below. The pro forma net revenue information is not necessarily indicative of what the combined company’s revenue actually would have been had the acquisition been completed as of the dates indicated, nor does it purport to project the future revenue of the combined company.

	Pro Forma 2019
	Q1	% of Total	Q2	% of Total	Q3	% of Total	Q4	% of Total	Full Year	% of Total
Franchise Brands	$393,574	33%	$576,715	47%	$779,659	42%	$661,899	40%	$2,411,847	41%
Partner Brands	171,989	14%	213,448	18%	427,029	23%	408,516	24%	1,220,982	20%
Hasbro Gaming	107,565	9%	123,420	10%	232,287	13%	246,478	15%	709,750	12%
Emerging Brands (1)	116,135	10%	106,647	9%	188,589	10%	167,376	10%	578,747	10%
TV/Film/Entertainment (2)	409,459	34%	195,398	16%	230,919	12%	178,898	11%	1,014,674	17%
Total	$1,198,722		$1,215,628		$1,858,483		$1,663,167		$5,936,000

(1) Emerging Brands includes the preschool brands, PEPPA PIG, PJ MASKS and RICKY ZOOM, acquired as part of the eOne acquisition.
(2) TV/Film/Entertainment includes all other brands not detailed in (1) above acquired as part of the eOne acquisition.

	As Reported 2019
	Q1	% of Total	Q2	% of Total	Q3	% of Total	Q4	% of Total	Full Year	% of Total
Franchise Brands	$393,574	54%	$576,715	59%	$779,659	49%	$661,899	46%	$2,411,847	51%
Partner Brands	171,989	23%	213,448	22%	427,029	27%	408,516	29%	1,220,982	26%
Hasbro Gaming	107,565	15%	123,420	12%	232,287	15%	246,478	17%	709,750	15%
Emerging Brands	59,382	8%	70,954	7%	136,198	9%	111,114	8%	377,648	8%
TV/Film/Entertainment	—	—	—	—	—	—	—	—	—	—
Total	$732,510		$984,537		$1,575,173		$1,428,007		$4,720,227